EXHIBIT 99.1

E.SPIRE COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
YEAR TO DATE - DECEMBER 31, 1999
($'S IN THOUSANDS)

                                            Networks Placed           Networks Placed            Networks Placed
                                             in Service                 in Service                  in Service
                                           Prior to 12/31/95            During 1996                During 1997
                                       ------------------------   ------------------------   -------------------------
Property, Plant & Equipment               $            175,077        $           145,130         $           178,872

Revenues                                  $             58,203        $            41,676         $            41,092

EBITDA                                    $             10,866        $             1,799         $            (8,800)

EBIT                                      $             (2,861)       $            (8,572)        $           (22,968)

Network Statistics (cumulative)
-------------------------------
      Access Lines Installed                            69,476                     40,760                      49,050
      Fiber Miles                                       46,882                     42,072                      45,622
      Route Miles                                          784                        494                         398
      Buildings Connected                                1,703                        931                       1,304
      Voice Grade Equivalents                          822,089                    438,743                     555,075

                                          Networks Placed           Networks Placed
                                            in Service                in Service
                                            During 1998               During 1999                Total
                                       ----------------------   -----------------------   -------------------
Property, Plant & Equipment               $           57,320         $         132,397        $      688,796

Revenues                                  $            7,267         $           1,314        $      149,552

EBITDA                                    $         (14,086)         $         (8,213)        $     (18,433)

EBIT                                      $          (18,641)        $         (14,451)       $      (67,492)

Network Statistics (cumulative)
-------------------------------
      Access Lines Installed                           4,933                     1,071               165,290
      Fiber Miles                                     24,823                    17,100               176,499
      Route Miles                                        159                       335                 2,169
      Buildings Connected                                210                         1                 4,149
      Voice Grade Equivalents                         74,813                    12,330             1,903,050